                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 1, 1998



                        CB RICHARD ELLIS SERVICES, INC.
--------------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   DELAWARE                       001-12231                  52-1616016
------------------            ----------------           ------------------
(STATE OR OTHER               (COMMISSION FILE           (IRS EMPLOYER
JURISDICTION OF               NUMBER)                    IDENTIFICATION NO.)
INCORPORATION)




     533 SOUTH FREMONT AVENUE, LOS ANGELES, CALIFORNIA          90071
   -------------------------------------------------------------------------
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (213) 613-3123
                                                          ---------------



--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) REI Limited financial statements for the year ended December 31, 1997 (audited) and for the quarter ended March 31, 1998 (unaudited).

           REI Limited

           Financial statements for the year ended 31 December 1997
           together with unaudited statements for the period ended 31 March 1998

           Registered No: 1833422

Independent accountants' report





TO THE BOARD OF DIRECTORS AND SHARE OWNERS OF REI LIMITED:

We have audited the accompanying consolidated balance sheet of REI Limited and subsidiaries as of 31 December 1997 and the related consolidated profits and cash flows for the year ended 31 December 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United Kingdom and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REI Limited and subsidiaries as of 31 December 1997 and the results of their operations and their cash flows for the year ended 31 December 1997, in conformity with generally accepted accounting principles in the United Kingdom.


ARTHUR ANDERSEN
CHARTERED ACCOUNTANTS

1 Surrey Street
London
WC2R 2PS



29 June 1998

Consolidated profit and loss account

                                                                                               UNAUDITED                 YEAR
                                                                                                3 MONTHS             ENDED 31
                                                                                                ENDED 31             DECEMBER
                                                                                              MARCH 1998                 1997
                                                                                 NOTES
                                                                                            (POUNDS)'000         (POUNDS)'000
TURNOVER                                                                           2               9,734               70,372
Operating expenses                                                                               (14,521)             (66,576)
Other operating income                                                             6                 177                1,224
                                                                                              __________           __________
OPERATING (LOSS)/PROFIT                                                            6              (4,610)               5,020
Income from interests in associated undertakings                                                     257                  253
Investment income                                                                  7                 114                  221
Interest payable and similar charges                                               8                (228)              (1,124)
                                                                                              __________           __________
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                            3, 4              (4,467)               4,370
Taxation                                                                           9                 (79)              (2,856)
                                                                                              __________           __________
(LOSS)/PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                                               (4,546)               1,514
Minority interests                                                                                    48               (1,246)
                                                                                              __________           __________
(LOSS)/PROFIT FOR THE FINANCIAL PERIOD                                                            (4,498)                 268
Dividends                                                                                              -                    -
                                                                                              __________           __________
RETAINED (LOSS)/PROFIT FOR THE PERIOD                                         18, 19              (4,498)                 268
                                                                                              __________           __________

There is no difference between the (loss)/profit on ordinary activities before taxation and the retained (loss)/profit for the period stated above, and their historical cost equivalents.

Turnover, other operating income and operating expenses relate wholly to continuing operations.


Statement of total recognised gains and losses


                                                                                               UNAUDITED               YEAR
                                                                                                3 MONTHS           ENDED 31
                                                                                                ENDED 31           DECEMBER
                                                                                              MARCH 1998              1997
                                                                                 NOTES
                                                                                             (POUNDS)'000         (POUNDS)'000
Retained (loss)/profit for the period                                                             (4,498)                 268
Transfers in respect of employee share scheme                                                      1,000                    -
Exchange differences taken to reserves                                            19                 370                 (437)
                                                                                              __________           __________
TOTAL GAINS AND LOSSES RECOGNISED DURING THE PERIOD                                               (3,128)                (169)
                                                                                              __________           __________

The accompanying notes are an integral part of these financial statements.

Consolidated balance sheet


                                                                                           UNAUDITED
                                                                                            31 MARCH       31 DECEMBER
                                                                                 NOTES          1998              1997

                                                                                        (Pounds)'000      (Pounds)'000
FIXED ASSETS
Tangible assets                                                                     10          4,236           4,278
Investments                                                                         11          1,385           1,161
                                                                                         ____________    ____________
                                                                                                5,621           5,439
                                                                                         ____________    ____________
Current assets
Debtors: amounts falling due after one year                                         12            279             306
Debtors: amounts falling due within one year                                        12         16,644          23,050
Cash at bank and in hand                                                            13          7,799          10,580
                                                                                         ____________    ____________
                                                                                               24,722          33,936
                                                                                         ____________    ____________
CREDITORS: amounts falling due within one year                                      14        (23,652)        (28,324)
                                                                                         ____________    ____________
NET CURRENT ASSETS                                                                              1,070           5,612
                                                                                         ____________    ____________
TOTAL ASSETS LESS CURRENT LIABILITIES                                                           6,691          11,051
                                                                                         ____________    ____________
Creditors: amounts falling due after more than one year                             15         (7,835)         (7,829)
                                                                                         ____________    ____________
NET (LIABILITIES)/ASSETS                                                                       (1,144)          3,222
                                                                                         ____________    ____________
Called up equity share capital                                                      17             78              56
Share premium account                                                               18          6,678           5,054
Profit and loss account                                                             18          8,804          11,932
                                                                                         ____________    ____________
                                                                                               15,560          17,042
Goodwill write-off reserve                                                          18        (17,457)        (15,732)
                                                                                         ____________    ____________
EQUITY SHAREHOLDER'S FUNDS                                                          19         (1,897)          1,310
Minority interests                                                                                753           1,912
                                                                                         ____________    ____________
                                                                                               (1,144)          3,222
                                                                                         ____________    ____________

The financial statements on pages 3 to 24 were approved by the Board of Directors on 29 June 1998 and were signed on its behalf by:

B.D. White

Director

The accompanying notes are an integral part of this consolidated balance sheet.

Consolidated cashflow

                                                                                               UNAUDITED               YEAR
                                                                                                3 MONTHS           ENDED 31
                                                                                                ENDED 31           DECEMBER
                                                                                              MARCH 1998               1997
                                                                                 NOTES
                                                                                             (POUNDS)'000      (POUNDS)'000
NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES                               25              (2,475)             7,389
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                                                     98                205
Interest paid                                                                                       (189)              (940)
Dividends received from associated undertakings                                                       31                172
Dividends received from other investments                                                              -                 16
Interest element of finance lease payments                                                           (26)              (184)
Dividends paid to minority interests                                                                 (37)              (774)
                                                                                              __________         __________
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
                                                                                                    (123)            (1,505)
                                                                                              __________         __________
TAXATION
UK ACT recovered                                                                                       -                102
Overseas tax paid                                                                                   (180)            (2,547)
                                                                                              __________         __________
TAX PAID                                                                                            (180)            (2,445)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                                                   (390)            (1,732)
Sale of tangible fixed assets                                                                         28                235
Purchase of fixed asset investments                                                                    -               (419)
                                                                                              __________         __________
NET CASH OUTFLOW FOR CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT                                   (362)            (1,916)
                                                                                              __________         __________
MANAGEMENT OF LIQUID RESOURCES
Cash placed on short-term deposit                                                                   (598)               (41)
                                                                                              __________         __________
NET CASH OUTFLOW FROM MANAGEMENT OF LIQUID RESOURCES                                                (598)               (41)
                                                                                              __________         __________
NET CASH (OUTFLOW)/INFLOW BEFORE FINANCING                                                        (3,738)             1,482
                                                                                              __________         __________
FINANCING
Capital element of finance lease payments                                                            (28)              (112)
Issue of share capital                                                                             1,646                 56
Inception of finance leases                                                                          110                  -
New secured bank loans                                                                              (662)             2,066
                                                                                              __________         __________
NET CASH INFLOW FROM FINANCING                                                                     1,066              2,010
                                                                                              __________         __________
(DECREASE)/INCREASE IN CASH DURING THE PERIOD                                     25              (2,672)             3,492
                                                                                              __________         __________

The accompanying notes are an integral part of this consolidated cashflow statement.

       Notes to the financial statements


1      PRINCIPAL ACCOUNTING POLICIES
The financial statements have been prepared in accordance with applicable accounting standards in the United Kingdom. A summary of the principal group accounting policies, which have been applied consistently throughout the year, is set out below.

These financial statements have been prepared for inclusion in the public filings of CB Richard Ellis Services, Inc. The results for the period to 31 March 1998 are unaudited. As permitted by the SEC, company only information in respect of REI Limited is not included within these financial statements, and footnote disclosures relating to the period ended 31 March 1998 are limited and unaudited.

a)  Basis of accounting
The financial statements have been prepared under the historical cost convention, modified to include the revaluation of certain fixed asset investments.

b)  Basis of consolidation
The group financial statements consolidate the financial statements of REI Limited and its subsidiary undertakings. Where necessary the financial statements of the subsidiary undertakings are adjusted to conform with the group's accounting policies. The results of subsidiary undertakings are included from the date of acquisition.

c)  Associated undertakings
The group's share of profits less losses of associated undertakings is included in the consolidated profit and loss account and the group's share of their net assets is included in the consolidated balance sheet.

d)  Goodwill
Goodwill represents the difference between the value of a business or company acquired, as represented by the fair value of the consideration paid, and the fair value of the separable tangible net assets acquired. Goodwill arising on consolidation is written off to reserves.

e)  Turnover
Turnover represents fees to clients excluding sales taxes. Turnover is recognised when the provision of services is completed or, where relevant, at the point when a contract for the underlying property transaction, on which fees are earned, becomes irrevocable.

f)  Deferred taxation
Deferred taxation is provided under the liability method on all timing differences only to the extent that they are expected to reverse in the future without being replaced.

g)  Pension costs
The group does not operate their own pension schemes but contribute to the personal pension plans of certain employees at rates based upon current salary. These annual contributions are charged against profits in the year in which they arise.

h)  Tangible fixed assets and depreciation
Tangible fixed assets are stated at cost, net of depreciation, government grants and provision for permanent diminution in value.

Depreciation is provided so as to write off the cost or valuation, less estimated residual values, of all tangible fixed assets, over their expected useful lives, principally using a reducing balance basis at the following annual rates:

Leasehold improvements                   -         over the term of the lease
Fixtures and fittings                    -         10% - 20%
Computer and office equipment            -         10% - 33 1/3%
Motor vehicles                           -         15% - 33 1/3%

i) Leased assets
Assets acquired by means of finance leases, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible assets as if they had been purchased outright. Obligations under finance leases are recorded as finance debt and the related finance charges are charged to the profit and loss account and recorded as interest payable.

All other leases are treated as operating leases. Their annual rentals are charged to the profit and loss account on a straight-line basis over the term of the lease regardless of the timing of rentals under the lease.

j)  Valuation of investments
Investments are valued at cost less provision for permanent diminution in value.

k)  Foreign currency
The trading results of overseas subsidiaries are translated using the average rates of exchange ruling during the financial year. The balance sheets of overseas subsidiaries are translated into sterling at the rates of exchange ruling at the balance sheet date.

Exchange differences which arise from the translation of the opening net assets of foreign subsidiary undertakings are taken to reserves. All other exchange differences are taken to the profit and loss account.

Foreign currency transactions are translated at the rates ruling when they occur. Foreign currency monetary assets and liabilities are translated at the rates ruling at the balance sheet date. Any differences are taken to the profit and loss account.

l)  Changes in presentation of financial information
Financial Reporting Standard 1 "Cash flow statements" was revised in 1996 to change the format for reporting cash flows. The revised standard came into effect for accounting periods ending on or after 23 March 1997. Accordingly, the group's cash flow statement has been presented under the new format.

2  TURNOVER
   All the group's turnover is derived from property consultancy services.

The analysis of group turnover by geographical area is set out below:

                                                     Year ended 31
                                                          December
                                                              1997
                                                      (Pounds)'000
Europe                                                       26,840
Far East                                                     23,558
Australia                                                    12,188
Americas                                                      7,685
Africa                                                          101
                                                         __________
                                                             70,372
                                                         __________

Geographical segmentation of turnover to third parties by destination is not materially different to amount by origin.

3  PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION BY CLASS OF BUSINESS
All the group's profit on ordinary activities before taxation is derived from property consultancy services.

4  PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                                                                  Year ended 31
                                                                                                                       December
                                                                                                                          1997
                                                                                                                  (Pounds)'000
Profit on ordinary activities before taxation is stated after charging:
Depreciation:
   Tangible owned fixed assets                                                                                          1,452
   Tangible fixed assets held under finance leases                                                                        354
Auditors' remuneration                                                                                                    408
Auditors' remuneration for non-audit work                                                                                 214
Operating leases:
   Hire of plant and machinery                                                                                             36
   Hire of other assets                                                                                                   198
Loss on disposal of fixed assets                                                                                           84
                                                                                                                   __________
Auditors remuneration represents amounts paid to Coopers and Lybrand, the groups statutory auditors in 1997.

5  DIRECTORS AND EMPLOYEES
Directors' remuneration:
The remuneration paid to the directors of REI Limited by the group was:

                                                                                                                  Year ended 31
                                                                                                                       December
                                                                                                                           1997
                                                                                                                   (Pounds)'000
Aggregate emoluments                                                                                                      1,480
Company pension contributions to money purchase schemes                                                                     100
Sums paid to third parties for directors' services                                                                           80
                                                                                                                     __________
                                                                                                                          1,660
                                                                                                                     __________

Retirement benefits are accruing to three directors under privately held money purchase pension schemes and to one director under a privately held defined benefit scheme.

No director exercised share options in the year. No director was entitled to receive benefits under any long-term incentive schemes.

Three people who served as directors during the year (B.D. White, J.A.D. Croft and D.A. Sizer) had an interest as shareholders in Richard Ellis Group Limited with whom the following significant transactions were made during the year.

                                                                                                                  Year ended 31
                                                                                                                       December
                                                                                                                           1997
                                                                                                                   (Pounds)'000
Charged in respect of accommodation                                                                                         215
                                                                                                                     __________


Highest paid director                                                                                             Year ended 31
                                                                                                                       December
                                                                                                                           1997
                                                                                                                   (Pounds)'000
Aggregate emoluments and benefits                                                                                           231
Company pension contributions to money purchase scheme                                                                       28
                                                                                                                     __________
                                                                                                                            259
                                                                                                                     __________

EMPLOYEES:
The average monthly number of persons (including executive directors) employed by the group during the year was 1,174.

                                                                                                                  Year ended 31
                                                                                                                       December
                                                                                                                           1997
                                                                                                                   (Pounds)'000
Staff costs:
Wages and salaries                                                                                                       33,987
Social security costs                                                                                                     3,552
Other pension costs                                                                                                         569
                                                                                                                     __________
                                                                                                                         38,108
                                                                                                                     __________

6  OPERATING PROFIT

                                                                                                                  Year ended 31
                                                                                                                       December
                                                                                                                           1997
                                                                                                                   (Pounds)'000
Other operating income comprises:
Exchange gains                                                                                                              345
Recovery of bad debts                                                                                                        35
Recognition of profit on client expenditure                                                                                   8
Licence fee income                                                                                                          597
Other                                                                                                                       239
                                                                                                                     __________
                                                                                                                          1,224
                                                                                                                     __________

7  INVESTMENT INCOME

                                                                                                                  Year ended 31
                                                                                                                       December
                                                                                                                           1997
                                                                                                                   (Pounds)'000
Income from other participating interests                                                                                    16
Interest receivable                                                                                                         205
                                                                                                                     __________
                                                                                                                            221
                                                                                                                     __________

8  INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                                                  Year ended 31
                                                                                                                       December
                                                                                                                           1997
                                                                                                                   (Pounds)'000
On bank loans and overdrafts:
Repayable within 5 years, not by instalments                                                                               940
On finance leases and hire purchase contracts                                                                              184
                                                                                                                    __________
                                                                                                                         1,124
                                                                                                                    __________

9  TAXATION
The tax charge is based on profit for the year and comprises:

                                                                                                                   Year ended 31
                                                                                                                        December
                                                                                                                            1997
                                                                                                                    (Pounds)'000
United Kingdom corporation tax at 31%/33%:
Current                                                                                                                      259
Double tax relief                                                                                                           (259)
                                                                                                                      __________
                                                                                                                               -
Transfer to deferred tax (see note 16)                                                                                       557
Overseas taxation                                                                                                          2,278
Withholding tax                                                                                                               48
Irrecoverable Advance Corporation Tax                                                                                          -
Overprovision in respect of prior years                                                                                      (59)
                                                                                                                      __________
                                                                                                                           2,824
                                                                                                                      __________
Associated undertakings                                                                                                       32
                                                                                                                      __________
                                                                                                                           2,856
                                                                                                                      __________

Unutilised corporation tax trading losses carried forward for REI Limited are estimated to be (Pounds)1,317,043. These taxation losses are subject to agreement with the Inland Revenue. The taxation losses have not been recognised as an asset in the financial statements of the group.

Overseas taxation excludes the amount of taxation payable on the minority's share of the profits of the partnership Richard Ellis VOF.

10      TANGIBLE FIXED ASSETS

                                                Short        Fixtures        Computer
                                            leasehold             and      and office           Motor
                                         improvements        fittings       equipment        vehicles           Total
                                         (Pounds)'000    (Pounds)'000    (Pounds)'000    (Pounds)'000    (Pounds)'000
COST
At 1 January 1997                                743            3,579           4,663           2,728          11,713
Exchange differences                             (26)            (441)           (518)           (378)         (1,363)
Additions                                          -              562             741             429           1,732
Disposals                                       (165)            (148)           (434)           (590)         (1,337)
                                          __________       __________      __________      __________      __________
At 31 December 1997                              552            3,552           4,452           2,189          10,745
                                          __________       __________      __________      __________      __________
DEPRECIATION
At 1 January 1997                                605            1,734           2,759           1,485           6,583
Exchange differences                             (22)            (270)           (377)           (235)           (904)
Charge for year                                    -              619             797             390           1,806
Disposals                                       (133)            (116)           (295)           (474)         (1,018)
                                          __________       __________      __________      __________      __________
At 31 December 1997                              450            1,967           2,884           1,166           6,467
                                          __________       __________      __________      __________      __________
NET BOOK VALUE
At 31 December 1997                              102            1,585           1,568           1,023           4,278
                                          __________       __________      __________      __________      __________

The net book value of tangible fixed assets includes an amount of (Pounds)479,036 in respect of assets held under finance leases and hire purchase contracts.

11  FIXED ASSET INVESTMENTS


                                                                               Associated           Other
                                                                             undertakings     investments           Total
                                                                             (Pounds)'000    (Pounds)'000    (Pounds)'000
COST OR VALUATION
At 1 January 1997                                                                   680             301             981
Exchange differences                                                               (132)            (17)           (149)
Additions                                                                            44             375             419
Written off in the year                                                               -             (60)            (60)
Goodwill                                                                            (77)              -             (77)
Share of retained profit (less dividends received)                                   47               -              47
Transfers                                                                           (56)             56               -
                                                                             __________      __________      __________
At 31 December 1997                                                                 506             655           1,161
                                                                             __________      __________      __________

ASSOCIATED UNDERTAKINGS

                                                     Country of
                                                     incorporation                  Proportion of ordinary
Name of undertaking                                  or registration                 share capital held in
                                                                                                      1997
                                                                                                         %
Richard Ellis (Queensland) Trust                     Australia                                          25
Richard Ellis Limited                                New Zealand                                        25
Richard Ellis Africa Pty Limited                     South Africa                                       26
Richard Ellis (KZN) Pty Limited                      South Africa                                       21
Richard Ellis Africa                                 Zimbabwe                                           33

The principal activity of all of the above undertakings is the provision of property consulting services.

OTHER INVESTMENTS

Other investments include (Pounds)505,885 in respect of 168,984 ordinary 1p shares in REI Limited held at cost by the company's Employee Share Option Plan ("ESOP") trust for the purpose of satisfying obligations under share option plans for the benefit of the group's employees. The purchase of shares is funded by loans guaranteed by REI Limited. The related financing is included in borrowings.

ESOP costs charged to the profit and loss account in the year amounted to (Pounds)5,633. This related to interest payable on the borrowings held by the group.

INTEREST IN GROUP UNDERTAKINGS
The directors consider that to give full particulars of all subsidiary undertakings would lead to a statement of excessive length. The following information relates to those subsidiary undertakings whose results or financial position, in the opinion of the directors, significantly affected the figures of the group:

                                                      Country of
                                                      incorporation     Proportion of ordinary
Name                                                  or registration       share capital held
                                                                                       in 1997
                                                                                             %
Relam Amsterdam Holdings BV                           The Netherlands                      100
REI Investments Limited                               England                              100
REI Registrars Limited*                               England                              100
Richard Ellis SA                                      Belgium                              100
Richard Ellis SA                                      France                              66.7
Richard Ellis SA                                      Spain                                100
Richard Ellis VOF (see note 22)                       The Netherlands                    63.99
Richard Ellis SpA                                     Italy                                100
Richard Ellis GmbH                                    Germany                              100
Richard Ellis SA                                      Switzerland                          100
Richard Ellis GmbH                                    Austria                              100
Richard Ellis Limited                                 Portugal                             100
Richard Ellis Inc                                     USA                                  100
Richard Ellis (Canada) Inc                            Canada                               100
Richard Ellis S/C Limited                             Brazil                             81.36
Richard Ellis Limited                                 Hong Kong                            100
Richard Ellis (Private) Limited                       Singapore                            100
Richard Ellis KK                                      Japan                                100
Richard Ellis (Thailand) Co Limited                   Thailand                              70
Richard Ellis (South Australia) Pty Limited           Australia                            100
Richard Ellis (Western Australia) Trust               Australia                            100
Richard Ellis New South Wales Partnership             Australia                             90

Shares of the undertaking marked with an asterisk (*) are held directly by the parent company. Otherwise shares are held by subsidiary undertakings.

All the above undertakings operate principally in their country of incorporation or registration. The principal activity of all of the above undertakings is the provision of property consulting services, with the exceptions of

Relam Amsterdam Holdings BV, REI Investments Limited and REI Registrars Limited which act as holding companies.

12  DEBTORS

                                                                                                  31 December
                                                                                                         1997
                                                                                                 (Pounds)'000
Amounts falling due after one year:
Other debtors                                                                                             306
                                                                                                   __________
Amounts falling due within one year:
Trade debtors                                                                                          18,449
Other debtors                                                                                           3,124
Prepayments and accrued income                                                                          1,413
Amounts due from associated undertakings                                                                   64
                                                                                                   __________
                                                                                                       23,050
                                                                                                   __________

13  CASH AT BANK AND IN HAND
The balance includes (Pounds)93,921 of monies held on behalf of clients. The corresponding liabilities are included within creditors falling due within one year.

14  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                                    31 December
                                                                                                           1997
                                                                                                   (Pounds)'000
Bank loans and overdrafts                                                                                 6,119
Obligations under finance leases (see note 15)                                                              260
Trade creditors                                                                                           3,699
Amounts due to associated undertakings                                                                       57
Corporation tax                                                                                           1,872
Other taxation and social security payable                                                                3,254
Other creditors                                                                                           5,251
Accruals and deferred income                                                                              7,812
                                                                                                     __________
                                                                                                         28,324
                                                                                                     __________

15  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                                    31 December
                                                                                                           1997
                                                                                                   (Pounds)'000
Bank loans and overdrafts                                                                                 4,427
Obligations under finance leases (see below)                                                                282
Deferred taxation                                                                                            70
Deferred purchase consideration                                                                           2,521
Other                                                                                                       529
                                                                                                     __________
                                                                                                          7,829
                                                                                                     __________
BANK LOANS AND OVERDRAFTS
Repayable as follows:
In one year or less                                                                                       6,119
Between one and two years                                                                                 3,997
Between two and five years                                                                                  344
In five years or more                                                                                        86
                                                                                                     __________
                                                                                                         10,546
                                                                                                     __________

Loans repayable after five years are repayable by instalment.

FINANCE LEASES
The future minimum lease payments to which the group is committed under finance lease and hire purchase contracts are as follows:

                                                                                                    31 December
                                                                                                           1997
                                                                                                   (Pounds)'000
In one year or less                                                                                         260
Between one and two years                                                                                   199
Between two and five years                                                                                   83
                                                                                                     __________
                                                                                                            542
                                                                                                     __________

DEFERRED PURCHASE CONSIDERATION
On 1 January 1993, the group acquired the remaining 36% of the equity of Richard Ellis Limited (a Hong Kong company). The consideration comprised an initial payment of HK$72,000 ((Pounds)6,138) representing the nominal value of the shares acquired, and deferred consideration contingent upon the performance of the Hong Kong business in subsequent years. Owing to uncertainties, including those in the Hong Kong property market, the directors consider that it is not, at the present time, practicable to determine the ultimate consideration payable. An amount of HK$12.72m (approximately (Pounds)1m), representing an estimate based on the future profitability of the Hong Kong business, has been accounted for to date as the deferred consideration payable, which has been included in creditors: amounts falling due after more than one year. Further adjustments to the goodwill account may therefore be required in future years to amend the estimated consideration to the actual amounts paid. The fair value of the net assets acquired was (Pounds)317,911.

On 25 January 1996, Richard Ellis SA (a French company) merged with Achard et Associes. The transaction was completed by issuing Richard Ellis SA shares to the shareholders of Achard et Associes. The issue of the shares diluted REI Investments Limited investment in Richard Ellis SA to 66.7%. At the same time the group entered into an agreement to repurchase the 33.3% interest in Richard Ellis SA between 2001 and 2003 at a price based inter-alia on profits generated by the company in the period up to the date of repurchase. The directors consider that it is not at the present time practicable to determine the ultimate consideration payable for the purchase of the Achard et Associes business. An amount of FF15m (approximately (Pounds)1.5m) representing an estimate based on the future profitability of the French business has been accounted for as the deferred consideration payable and is included in creditors: amounts falling due after more than one year. Further adjustments to the goodwill account may therefore be required in future years to amend the estimated consideration to the actual amounts paid.

16      DEFERRED TAXATION
Deferred taxation provided and not provided in the financial statements are as follows:

                                                                      31 December 1997
                                                            Amounts provided      Amount unprovided
                                                               ((Pounds)'000)         ((Pounds)'000)
Tax effect of timing differences relating to accelerated
 capital allowances                                                        -                   -

Other timing differences                                                  70                   -
                                                                  __________          __________

The movements on the provision for deferred taxation are as follows:


                                                                                      (Pounds)'000
Provision at 1 January 1997                                                                    104
Transfer from profit and loss account (see note 9)                                             557
Assets included in other debtors in prior year                                                (591)
                                                                                        __________
Provision at 31 December 1997                                                                   70
                                                                                        __________

Deferred tax has not been provided in respect of the accumulated reserves of overseas subsidiary undertakings as it is not currently intended to remit earnings which would give rise to significant United Kingdom tax liabilities after taking into account any related double tax relief.

17  CALLED UP EQUITY SHARE CAPITAL

                                                                                                    31 December
                                                                                                           1997
                                                                                                   (Pounds)'000
Authorised
10 million ordinary shares of 1p each split into:
7.5 million `A' ordinary shares                                                                              75
2.5 million `B' ordinary shares                                                                              25
                                                                                                     __________
                                                                                                            100
                                                                                                     __________
Allotted, called up and fully paid
`A' ordinary shares (5,649,489)                                                                              56
                                                                                                     __________

The company has established share options schemes under which certain eligible employees are granted options to subscribe for ordinary shares. At 31 December 1997 the following options were outstanding:

 .  62,000 at 215p, exercisable from 18 October 1991 to 17 October 1998.

 .  268,500 at 231p, exercisable from 1 May 1996 to 30 April 1998.

In May 1997 shareholders approved the adoption of an employee share incentive plan under which up to 1.5 million ordinary 1p shares with restricted vesting rights would be allotted to employees at par value to motivate and encourage them to hold shares in the company. Awards under the scheme were to be determined by reference to certain office performance criteria including financial results for 1997. Since the year end 1,405,029 shares made available to the scheme have been awarded.

18   RESERVES

                                                                                    Share        Goodwill          Profit
                                                                                  premium       write-off        and loss
                                                                                  account         reserve         account
                                                                             (Pounds)'000    (Pounds)'000    (Pounds)'000
At 1 January 1997                                                                   4,998        (15,384)         12,226
On allotment during the year                                                           56              -               -
Goodwill arising during the year                                                        -           (473)              -
Exchange differences                                                                    -              -            (437)
Retained profit                                                                         -              -             268
Transfer between reserves                                                               -            125            (125)
                                                                               __________     __________      __________
At 31 December 1997                                                                 5,054        (15,732)         11,932
                                                                               __________     __________      __________

19  RECONCILIATION OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS

                                                                                                                   Year ended 31
                                                                                                                        December
                                                                                                                            1997
                                                                                                                    (Pounds)'000
Profit for the financial  year                                                                                               268
Dividends                                                                                                                      -
                                                                                                                      __________
                                                                                                                             268
Exchange differences                                                                                                        (437)
Premium on new share capital issued                                                                                           56
Share capital issued                                                                                                           -
Goodwill on acquisitions during the year                                                                                    (473)
                                                                                                                      __________
Net addition to shareholders' funds                                                                                         (586)
Opening shareholders' funds                                                                                                1,896
                                                                                                                      __________
Closing shareholders' funds                                                                                                1,310
                                                                                                                      __________

20  FINANCIAL COMMITMENTS
At 31 December 1997 the group had annual commitments under non-cancellable operating leases as follows:

                                                                                                                      31 December
                                                                                                                             1997
                                                                                                                     (Pounds)'000
Expiring within one year                                                                                                    1,854
Expiring between two and five years                                                                                         1,307
Expiring in over five years                                                                                                   267
                                                                                                                      __________
                                                                                                                           3,428
                                                                                                                      __________

21  CAPITAL COMMITMENTS

                                                                                                                      31 December
                                                                                                                             1997
                                                                                                                     (Pounds)'000
Capital commitments contracted for but not provided for in the financial statements                                           42
                                                                                                                      __________
Capital expenditure authorised by the directors, but not yet contracted for                                                   19
                                                                                                                      __________

22   POST BALANCE SHEET EVENTS
In December 1997, it was announced that the Board had reached agreement with CB Commercial Real Estate Services Group Inc. ("CB") on the terms of the merger whereby CB would acquire the entire share capital of REI Limited. Since the year end shareholders holding more than 95% of the fully diluted share capital of REI Limited gave irrevocable undertakings to sell their shares to CB and the transaction was completed during April 1998. In May 1998, CB changed its name to CB Richard Ellis Services, Inc.

Pursuant to an agreement dated 1 January 1993, between REI Limited and Holding Selman Beheer BV, the partnership of Richard Ellis VOF terminated on 31 December 1997. With effect from 1 January 1998, Amell Holdings BV acquired the entire issued share capital of Selman BV, previously the 36.01% partner in Richard Ellis VOF. Under the terms of the agreement consideration payable was calculated based on the following:

i)   The net asset value of Selman BV; and

ii) A goodwill amount, calculated as 25% of pre tax profits of Richard Ellis VOF for five years. This amounts to NLG 4.68m (approximately (Pounds)1.4m)

These amounts together with interest of NLG 328,000 (approximately (Pounds)98,000) thereon became due and payable 1 January 1998.

Selman BV is a company in which GJ Selman (who served as a director of REI Limited during the year) has an interest.


23  MINORITY INTERESTS

                                                                                                                  31 December
                                                                                                                         1997
                                                                                                                 (Pounds)'000
At 1 January 1997                                                                                                       1,303
Profit on ordinary activities after taxation                                                                            1,252
Dividends paid and proposed                                                                                              (774)
Adjustment to goodwill                                                                                                    303
Exchange differences on translation of subsidiary undertakings' net assets                                               (172)
                                                                                                                   __________
At 31 December 1997                                                                                                     1,912
                                                                                                                   __________

24   RELATED PARTIES
Other than the disclosures included in respect of charges for accommodation (see note 5) and transactions to acquire Richard Ellis Limited (Hong Kong) and Selman Beheer BV (see notes 15 and 22 respectively) there were no material related party transactions and balances that require disclosure.

25  NOTES TO THE CASHFLOW STATEMENT

RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                                                                     Year Ended 31
                                                                                                                          December
                                                                                                                              1997
                                                                                                                      (Pounds)'000
Operating profit                                                                                                            5,020
Depreciation on tangible fixed assets                                                                                       1,806
Increase in debtors                                                                                                        (3,510)
Decrease in creditors                                                                                                       3,811
Loss on disposal of fixed assets                                                                                               84
Foreign exchange differences                                                                                                  178
                                                                                                                       __________
Net cash inflows from operating activities                                                                                  7,389
                                                                                                                       __________

RECONCILIATION OF NET CASHFLOW TO MOVEMENT IN NET DEBT

                                                                                                                     Year Ended 31
                                                                                                                          December
                                                                                                                              1997
                                                                                                                      (Pounds)'000
Increase in cash in the year                                                                                                3,492
Cash outflow from increase in liquid resources                                                                                 41
Cash inflow from increase in debt and lease financing                                                                      (1,954)
Translation differences                                                                                                        31
                                                                                                                       __________
Movement in net funds in the year                                                                                           1,610
Net debt at 1 January 1997                                                                                                 (2,118)
                                                                                                                       __________
Net debt at 31 December 1997                                                                                                 (508)
                                                                                                                       __________

ANALYSIS OF NET DEBT

                                                             31 December                                     31 December
                                                                    1996       Cash flow        Non-cash           1997
                                                            (Pounds)'000    (Pounds)'000    (Pounds)'000    (Pounds)'000
Net cash:
Cash at bank and in hand                                           7,201           3,942            (563)         10,580
Less: deposits treated as liquid resources                        (3,118)            (41)            249          (2,910)
                                                              __________      __________      __________      __________
                                                                   4,083           3,901            (314)          7,670
Bank overdrafts                                                   (4,313)           (409)             14          (4,708)
                                                              __________      __________      __________      __________
                                                                    (230)          3,492            (300)          2,962

Liquid resources:
Deposits included in cash                                          3,118              41            (249)          2,910
                                                              __________      __________      __________      __________
                                                                   3,118              41            (249)          2,910

Debt:
Finance leases                                                      (776)            112             122            (542)
Debts falling due after one year                                  (4,230)         (2,066)            458          (5,838)
                                                              __________      __________      __________      __________
                                                                  (5,006)         (1,954)            580          (6,380)
                                                              __________      __________      __________      __________
NET DEBT                                                          (2,118)          1,579              31            (508)
                                                              __________      __________      __________      __________

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFO
          (CONTINUED).

     (b) CB Richard Ellis Services. Inc. Unaudited Pro Forma Financial Statements for the year ended December 31, 1997 and for the quarter ended March 31, 1998.

                        CB RICHARD ELLIS SERVICES, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The accompanying pro forma financial statements give effect to the following:
(a) for the unaudited pro forma statement of operations for the year ended December 31, 1997, inclusion of the operations of REI Limited ("REI") for the full year ended December 31, 1997 and Koll Real Estate Services, Inc. ("Koll"), for the period from January 1, 1997 through August 28, 1997 (b) inclusion of the operations of REI for unaudited pro forma statement of operations for the quarter ended March 31, 1998 and (c) inclusion of REI's balance sheet as of March 31, 1998 in the unaudited pro forma combined balance sheet. The acquisition of REI by CB Richard Ellis Services, Inc. ("CB REI") is reflected as if it had occurred on January 1, 1997, and March 31, 1998 for purposes of the unaudited pro forma statements of operations and unaudited pro forma balance sheet, respectively. The Koll acquisition has been reflected in the unaudited pro forma statement of operations for the year ended December 31, 1997 as if it had occurred on January 1, 1997.

The historical financial information of CB REI was derived from (i) the audited financial statements for the year ended December 31, 1997 included in the Company's 1997 Form 10-K; and (ii) the unaudited financial statements for the quarter ended March 31, 1998 included in the Company's Form 10-Q for the first quarter 1998. The historical financial information for REI was derived from (i) the audited financial statements for the year ended December 31, 1997 and; (ii) the unaudited internally prepared financial statements for the three-month period ended March 31, 1998, both included herein. The historical financial information for Koll was derived from Koll's unaudited internally prepared financial statements for the eight-month period ended August 31, 1997.

The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable. The acquisitions have been accounted for by the Company as purchases. The adjustments included in the pro forma financial statements represent the effects of the Company's preliminary determination and allocation of the purchase price to the fair value of the assets and liabilities acquired, based upon currently available information. There can be no assurance that the effects will not differ significantly from the pro forma adjustments reflected in the pro forma financial statements. The pro forma financial statements are not necessarily indicative of either future results of operations or results that might have been achieved if the transactions had been consummated as of the dates indicated.

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                       UNAUDITED PROFORMA BALANCE SHEET
                             AS OF MARCH 31, 1998
                              (DOLLARS IN 000'S)

                                                    CB
                                                Commercial           REI
                                                Historical        Historical
                                                  As of             As of                                                     CB
                                                  March             March                               Pro forma         Commercial
                                                 31, 1998        31, 1998 (a)         Subtotal         adjustments        pro forma
                                                ----------       ------------         --------         -----------        ----------
ASSETS
------

Cash                                             $  19,550         $13,063            $  32,613            (2,989)         $  29,624

Receivables                                         65,824          28,346               94,170                               94,170

A/R from affiliates                                      -                                    -                                    -

Deferred taxes                                       3,189               -                3,189                                3,189

Prepaid expenses                                     9,407               -                9,407                                9,407

Other                                               11,826               -               11,826                               11,826
                                                  --------         -------            ---------          --------          --------

          Total current assets                     109,796          41,409              151,205            (2,989)           148,216


Property, plant and equipment                       52,501           7,095               59,596                               59,596

Goodwill                                           199,445          29,240              228,685          $ 76,917  (b)       308,602


                                                                                                            3,000  (c)
Investments and advances                                 -           2,320                2,320                                2,320

Other intangible assets                             44,280               -               44,280                               44,280

Inventoried property                                 7,355               -                7,355                                7,355

Deferred taxes                                      37,159               -               37,159                               37,159

Other assets                                        27,203               -               27,203                               27,203
                                                  --------         -------            ---------          --------          --------

          Total assets                            $477,739         $80,064             $557,803          $ 76,928           $634,731
                                                  ========         =======             ========          ========           ========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Compensation and employee benefits                $ 35,182         $     -            $  35,182                             $ 35,182
Accounts payable & accrued liabilities              44,939          39,617               84,556          $  3,000  (c)       87,556
Reserve for bonus and profit sharing                 7,110               -                7,110                                7,110
Current maturities of long term debt                 4,043                                4,043                                4,043
Current portion of capital lease obligations         1,422                                1,422                                1,422
Notes payable to bank                                    -               -                    -                                    -
                                                  --------         -------            ---------          --------          --------
          Total current liabilities                 92,696          39,617              132,313             3,000            135,313



Senior term loans                                  244,551                              244,551            49,717  (b)       294,268


Inventoried property  loan                           7,470               -                7,470                                7,470

Deferred income taxes                                    -               -                    -                                    -

Other long term debt                                 2,400               -                2,400                                2,400

Other long term liabilities                         30,068          13,123               43,191                               43,191
                                                  --------         -------            ---------          --------          --------

          Total liabilities                        377,185          52,740              429,925            52,717            482,642


Minority interest                                    4,655           1,261                5,916                                5,916


Stockholders' equity
--------------------
Preferred stock                                          -                                    -                                   -

Common stock                                           190               -                  190                13  (b)          203

Additional paid-in capital                         269,527          25,443              294,970           (25,443) (b)      319,788
                                                                                                            50,261 (b)

Notes receivable from sale of stock                 (5,268)              -               (5,268)                             (5,268)

Retained earnings (deficit)                       (168,517)              -             (168,517)                           (168,517)

Foreign currency translation (loss) gain               (33)            620                  587              (620) (b)          (33)
                                                  --------         -------            ---------          --------          --------
          Total stockholders' equity                95,899          26,063              121,962            24,211           146,173
                                                  --------         -------            ---------          --------          --------
          Total liabilities and
          stockholders' equity                    $477,739         $80,064            $ 557,803          $ 76,928          $634,731
                                                  ========         =======            =========          ========          ========

NOTES:

(a) All UK currency balances have been converted to the US dollar at an assumed average conversion rate of $1.676 (calculated based on 5 days before and 5 days after closing date which is April 17, 1998) to the pound.
(b) Represents the purchase of the REI stock for total consideration of $102,980,194 (1,330,000 shares at $37.8, plus $47.0 million cash), plus
     $5.7million in notes; elimination of REI's historical equity and recording of goodwill.)
(c)  Represents estimated costs associated with the transaction.

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                  UNAUDITED PROFORMA STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED MARCH 31, 1998
                   (DOLLARS IN 000'S, EXCEPT PER SHARE DATA)

                                               CB                    REI
                                           Commercial            Historical
                                           Historical              For the
                                         Quarter ended          Quarter ended                                   CB
                                             March                  March             Pro forma             Commercial
                                           31, 1998             31, 1998 (a)         adjustments            pro forma
                                         -------------          -------------        -----------            ----------

Revenues                                  $   175,144               $16,314                                   $   191,458

Other operating income                              -                   297                                           297

Commissions, fees
and other incentives                           83,714               12,915                                         96,629

Operating, administrative and
other                                          78,958               10,413                                         89,371

Depreciation and
amortization                                    5,322               1,009                   910  (c)                7,241


                                         ------------         -----------             ---------               -----------
Operating income (loss)                         7,150              (7,726)                 (910)                   (1,486)


Interest income                                   727                 191                                             918
Interest expense                                4,321                 382                   870  (d)                5,573
Minority interest income                            -                  80                                              80
                                         ------------         -----------             ---------               -----------
Income (loss) before equity income
  (loss) and provision (benefit)
  for income taxes                              3,556              (7,837)               (1,780)                   (6,061)

Equity income (loss)                                -                 430                                             430
                                         ------------         -----------             ---------               -----------
Income (loss) before provision
 for income taxes                               3,556              (7,407)               (1,780)                   (5,631)
Provision (benefit)
 for income taxes                               1,591                 132 (b)              (712) (e)                1,011
                                         ------------         -----------             ---------               -----------
Income (loss) from
 continuing operations                        $ 1,965             $(7,539)              $(1,068)              $    (6,642)
                                         ============         ===========             =========               ===========

           Per share data:
           --------------
           Basic earnings (loss)
           per share                       $     0.10   (f)                                                    $    (0.33)   (f)
                                           ==========                                                          ==========

           Weighted average
           shares                          18,892,735                                                          20,222,745    (g)
                                           ==========                                                          ==========

           Diluted earnings
           (loss) per share                $     0.10   (f)                                                    $    (0.33)   (f)
                                           ==========                                                          ==========

           Weighted average
           shares                          18,892,735                                                          20,222,745    (G)
                                           ==========                                                          ==========

 NOTES:

(a) All UK currency balances have been converted to the US dollar at an assumed average conversion rate of $1.675 (calculated based on 5 days before and 5 days after closing date which is April 17, 1998) to the pound.
(b) REI's historical effective tax rate was 87%. The high effective rate is caused by REI's corporate expenses incurred in the U.K. which were not deductible in jurisdictions where the company operates. CB intends to lower the effective tax rate through the use of tax planning strategies, however, the ultimate success of such strategies cannot be known at this time. Accordingly, no adjustment has been reflected in the pro forma financial statements to include any tax savings.
(c) Represents amortization expense on goodwill resulting from the REI transaction using a 30 year life
(d) Represents interest on the borrowings for the transaction using a 7% interest rate
(e) Reflects the tax benefit at an estimated 40% on all goodwill amortization related to the acquisitions. The Company may not be able to receive the full tax benefit on 100% of the goodwill
(f) Pro forma EPS gives effect to the purchase of all of CB's preferred stock. Accordingly no reduction has been made to income available to commons stockholders for the annual dividend on such preferred stock. In addition, pro forma EPS does not reflect the one time reduction of EPS by $1.62 per share that will be recorded associated with such purchase representing the excess of the purchase price over the carrying value of the preferred stock.
(g) Weighted average shares include incremental shares assumed to be issued in connection with the transaction

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                  UNAUDITED PROFORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                   (DOLLARS IN 000'S, EXCEPT PER SHARE DATA)

                                                 CB                                                             REI
                                              Commercial      Koll Eight                                     Historical
                                              Historical        Months                                        For the
                                              Year ended        ended                                        year ended
                                               December       August 31,     Pro forma                        December
                                               31, 1997        1997 (a)     adjustments        Subtotal      31, 1997 (h)
                                            -------------   -------------  -------------     -------------  -------------
Revenues                                    $   730,224     $    87,687                       $    817,911   $    117,943

Other operating income                                                                                              2,051

Commissions, fees and other incentives          365,705          17,656                            383,361         63,869

Operating, administrative and other             274,447          87,061                            361,508         44,686

Merger related and other non-recurring
 charges                                         12,924               -                             12,924              -

Depreciation and amortization                    18,060           8,023          (4,500) (b)        26,253          3,027
                                                                                  1,464  (c)
                                                                                  2,910  (d)
                                                                                    208  (e)
                                                                                     88  (f)

                                            -------------   -------------  ------------      -------------  -------------
Operating income (loss)                          59,088         (25,053)           (170)            33,865          8,412

Interest income                                   2,598              96                              2,694            370
Interest expense                                 15,780           2,335                             18,115          1,883
Minority interest expense                                           651                                651          2,088
                                            -------------   -------------  -------------     -------------  -------------
Income (loss) before equity income
 (loss) and provision (benefit) for income
 taxes                                           45,906         (27,943)           (170)            17,793          4,811

Equity income (loss)                                  -             (63)                               (63)           424
                                            -------------   -------------  -------------     -------------  -------------
Income (loss) before provision for income        45,906         (28,006)           (170)            17,730          5,235
 taxes
Provision (benefit) for income taxes             20,558          (8,443)           (367) (g)        11,748          4,787 (i)
                                            -------------   -------------  -------------     -------------  -------------
Income (loss) from continuing operations    $    25,348     $   (19,563)    $       197      $       5,982  $         448
                                            =============   =============  =============     =============  =============



                                            -------------
Income (loss) applicable to common
 shareholders                               $    21,348
                                            =============
Per share data:
----------------------
         Basic earnings (loss) per share    $      1.40


         Weighted average shares             15,237,914
                                            =============

         Diluted earnings (loss) per share  $      1.33
                                            =============

         Weighted average shares             15,996,929
                                            =============


                                                                  CB
                                               Pro forma       Commercial
                                              adjustments      pro forma
                                            -------------    -------------

Revenues                                                         935,854

Other operating income                                             2,051

Commissions, fees and other incentives                           447,230

Operating, administrative and other                              406,194

Merger related and other non-recurring
 charges                                                          12,924

Depreciation and amortization                      3,639  (j)     32,919
                                            -------------    ------------
Operating income (loss)                           (3,639)         38,638

Interest income                                                    3,064
Interest expense                                   8,898  (k)     28,896
Minority interest expense                         (1,307) (l)      1,432
                                            -------------    ------------

Income (loss) before equity income
 (loss) and provision (benefit) for income
 taxes                                           (11,230)         11,374

Equity income (loss)                                                 361
                                            -------------    ------------
Income (loss) before provision for income        (11,230)         11,735
 taxes
Provision (benefit) for income taxes              (4,557) (g)     11,978
                                            -------------    ------------
Income (loss) from continuing operations     $    (6,673)    $      (243)
                                            =============    ============

                                                             ------------
Income (loss) applicable to common
 shareholders                                                $      (243) (m)
                                                             ============

Per share data:
----------------------
          Basic earnings (loss) per share                    $     (0.01) (m)
                                                             ============

          Weighted average shares                            $19,919,615  (n)
                                                             ============

          Diluted earnings (loss) per share                   $     (0.01) (m)
                                                             =============

          Weighted average shares                              20,840,874  (n)
                                                             =============

NOTES:
---------
(a) Koll historical results for the first eight months of 1997 include certain non-recurring charges of $19 million.
(b)       Represents reversal of Koll's historical amortization expense
(c) Represents amortization expense for management agreements assuming a useful life of 10 years.
(d) Represents amortization expense for the Koll goodwill resulting from the transaction using a 30 year estimated useful life.
(e)       Represents amortization expense for covenants not to compete
(f) Represents amortization expense on Koll's investments to amortize the difference between the purchase price allocated to these investments and their underlying net book value.
(g) Reflects the tax benefit at an estimated 40% on all goodwill amortization related to the acquisitions. The Company may not be able to receive the full tax benefit on 100% of the goodwill
(h) All UK currency balances have been converted to the US dollar at an assumed average conversion rate of $1.676 (calculated based on 5 days before and 5 days after closing date which is April 17, 1998) to the pound.
(i) REI's historical effective tax rate was 87%. The high effective rate is caused by REI's corporate expenses incurred in the U.K. which were not deductible in jurisdictions where the company operates. CB intends to lower the effective tax rate through the use of tax planning strategies, however, the ultimate success of such strategies cannot be known at this time. Accordingly, no adjustment has been reflected in the pro forma financial statements to include any tax savings.
(j) Represents amortization expense on goodwill resulting from the REI transaction using a 30 year life
(k) Represents interest on the borrowings for the acquisition or REI and the purchase of Company's preferred stock using an 7% interest rate
(l) To eliminate the minority interest expense attributable to the Amsterdam operation.
(m) Pro forma EPS gives effect to the purchase of all of CB's preferred stock. Accordingly no reduction has been made to income available to commons stockholders for the annual dividend on such preferred stock. In addition, pro forma EPS does not reflect the one time reduction of EPS by $1.62 per share that will be recorded associated with such purchase representing the excess of the purchase price over the carrying value of the preferred stock.
(n) Weighted average shares include incremental shares assumed to be issued in connection with the transaction and the effect of the Koll shares from the beginning of the year.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                CB RICHARD ELLIS SERVICES, INC.



Date: June 30, 1998             By:  /s/ Debra L. Morris
                                   ----------------------------------
                                     Debra L. Morris
                                     Global Chief Accounting Officer